Exhibit 10.11

555 W. Adams
Chicago, IL 60661
Tel 312-258-1717
www.transunion.com

December 6, 2012

Mr. Siddharth N. (Bobby) Mehta

159 E. Walton Street

Apt. 27A

Chicago, IL 60611

Re:	Employment Agreement dated October 3, 2007 (the “Agreement”)

Dear Bobby:

TransUnion Corp., a Delaware corporation (the “Company”), and you have agreed to amend the Agreement in accordance with the terms and conditions set forth in this letter (this “Amendment”) based on your indication that you wish to voluntarily terminate your employment with the Company. The parties agree that you did not, and are not, submitting a Resignation for Good Reason in connection with your voluntary termination. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Agreement. Any provision, term or condition of the Agreement that has not been specifically modified or amended by this Amendment shall remain in full force and effect and be deemed to be a part of this Amendment, and this Amendment, with such terms and provisions, shall be deemed to be the complete agreement of the parties.

1. Term. Section 1 of the Agreement shall be deleted in its entirety and replaced with the following language:

The term of the Agreement commenced on August 22, 2007 and shall expire on December 31, 2012 (the “Term”). For the avoidance of doubt, on December 31, 2012 your employment with the Company will terminate (unless earlier terminated in accordance with Section 7(b) of the Agreement), and in connection with such termination you will not be entitled to any of the payments and benefits set forth in Section 8(b) of the Agreement or to any accelerated vesting of the stock options granted to you pursuant to the TransUnion Holding Company, Inc. 2012 Management Equity Plan.

2. Definition of “Competitor”. The definition of “Competitor” in Section 16 of the Agreement shall be modified by deleting the reference therein to “Choicepoint, Inc.” and replacing it with “Verisk Analytics”.

3. Complete Agreement and Non-Reliance. The Agreement, as amended by this Amendment, contains the complete agreement between the parties and no party has relied upon or will claim reliance upon any oral or written statement which may be claimed to relate to the subject matter of this Agreement, as amended by this Amendment, in connection with the execution of this Amendment.

4. Miscellaneous.

(a) This Amendment shall be governed by the internal laws (and not the conflicts of law provisions) of the State of Illinois.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Siddharth N. Mehta

December 6, 2012

(c) Every notice or other communication required, contemplated or permitted by this Amendment by any party, shall be in writing and shall be delivered either by personal delivery, facsimile transmission, private courier service, or postage prepaid, return receipt requested, certified or registered mail, addressed to the party to whom intended at the address for such party set forth below such party’s name on the signature page hereof or at such other address as the intended recipient previously shall have designated by written notice. Notice by courier, facsimile transmission or certified or registered mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications required, contemplated or permitted by this Amendment to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery.

(d) If any provision of this Amendment is determined to be invalid under the applicable law, such provision shall be ineffective and the remaining provisions of this Amendment and the Agreement shall continue in full force and effect. Nothing contained in this Amendment shall constitute a party’s waiver of any rights or remedies it may have under applicable law, it being agreed that any such waiver shall be in writing.

(e) No provision of this Amendment may be modified, amended, waived or discharged unless agreed to in writing, and signed and executed by the Company and you.

Siddharth N. Mehta

December 6, 2012

If you are in agreement with the foregoing, please acknowledge your agreement in the place provided below and return an original of this Amendment to the Company, whereupon this Amendment shall become a part of the Agreement and binding between the Company and you.

Very truly yours,

TransUnion Corp., a Delaware company

By:	/s/ John W. Blenke
John W. Blenke
Executive Vice President and Corporate General Counsel

/s/ Siddharth N. (Bobby) Mehta
Siddharth N. (Bobby) Mehta

[Signature Page to Employment Agreement Amendment]

Siddharth N. Mehta

December 6, 2012

Executive’s Address for Notice:

Siddharth N. Mehta

159 E. Walton Street

Apt. 27A

Chicago, IL 60611

With a copy to:

Daniel A. Pollack

Pollack & Kaminsky

114 West 47th Street

Suite 1900

New York, New York 10036

Company’s Addresses for Notice:

John W. Blenke

Executive Vice President & General Counsel

TransUnion Corp.

555 West Adams Street

Chicago, Illinois 60661

Mary K. Krupka

Executive Vice President – Human Resources

TransUnion Corp.

555 West Adams Street

Chicago, Illinois 60661